EXHIBIT 32.2

                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Acting Chief Financial Officer of Alderox, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Amendment to Quarterly Report on Form 10-QSB of the Company for the three months ended March 31, 2008 (the "10-QSB Report").

The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: June 10, 2008                     /s/ MICHAEL C. DAVIES
                                        ---------------------
                                        Michael C. Davies
                                        Acting Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Alderox, Inc. and will be retained by Alderox, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.